EXHIBIT 99.1

COLONY NORTHSTAR CREDIT REAL ESTATE, INC.

Index to Consolidated Financial Statements

Page
Report of Independent Registered Public Accounting Firm	2
Balance Sheet as of December 31, 2017	3
Notes to the Company’s Balance Sheet	4

Report of Independent Registered Public Accounting Firm
To the Shareholders and the Board of Directors of Colony NorthStar Credit Real Estate, Inc.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheet of Colony NorthStar Credit Real Estate, Inc. (the Company) as of December 31, 2017 and the related notes (collectively referred to as the “consolidated financial statement”). In our opinion, the consolidated financial statement presents fairly, in all material respects, the financial position of the Company at December 31, 2017 in conformity with U.S. generally accepted accounting principles.
Basis for Opinion
This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.
/s/ Ernst & Young LLP
We have served as the Company’s auditor since 2017.
Los Angeles, California
March 23, 2018

Colony NorthStar Credit Real Estate, Inc.
Consolidated Balance Sheet

December 31, 2017
Assets
Cash	$1,000
Total Assets	$1,000
Commitments and contingencies (Note 4)
Stockholder’s equity
Preferred stock, $0.01 par value, 200 shares authorized, none outstanding	$––
Common stock, $0.01 par value, 1,000 shares authorized, 100 shares issued and outstanding	1
Additional paid-in capital	999
Total stockholder’s equity	$1,000
See accompanying notes to the consolidated balance sheet.

Colony NorthStar Credit Real Estate, Inc.
Notes to Consolidated Balance Sheet
1. Organization
Colony NorthStar Credit Real Estate, Inc. (the “Company”) was organized in the state of Maryland on August 23, 2017. Under the Company’s charter as of December 31, 2017, the Company was authorized to issue up to 1,000 shares of common stock, $0.01 par value per share, and 200 shares of preferred stock, $0.01 par value per share. As of December 31, 2017, the Company had not commenced operations.
As of December 31, 2017, the sole stockholder of the Company was Colony NorthStar, Inc. (“Colony NorthStar”), a publicly traded real estate investment trust (“REIT”) listed on the New York Stock Exchange (“NYSE”) under the ticker symbol “CLNS.” On September 15, 2017, Colony NorthStar made an initial capital contribution of $1,000 to the Company.
The Company intends to qualify as a REIT under the Internal Revenue Code of 1986, as amended. The Company intends to conduct all of its activities and hold substantially all of its assets and liabilities through its operating subsidiary, Credit RE Operating Company, LLC (the “Company OP”). The Company is the sole member of the Company OP.
The Company will be externally managed by CLNC Manager, LLC, a Delaware limited liability company and a wholly-owned and indirect subsidiary of Colony Capital Operating Company, LLC (“CLNS OP”), a Delaware limited liability company and the operating company of Colony NorthStar.
2. Formation of the Company
The Company and the Company OP were formed for the purpose of (i) receiving the contribution of a select portfolio of assets and liabilities from Colony NorthStar and its subsidiaries (the “CLNS Contributed Portfolio” as described further below), and (ii) combining the CLNS Contributed Portfolio with substantially all of the assets and liabilities of NorthStar Real Estate Income Trust, Inc. (“NorthStar I”) and all of the assets and liabilities of NorthStar Real Estate Income II, Inc. (“NorthStar II”), each of which were publicly registered non-traded REITs sponsored and managed by a subsidiary of Colony NorthStar, through the mergers of NorthStar I and NorthStar II with and into the Company, with the Company surviving (collectively, “Combination”). The CLNS Contributed Portfolio consists of investment entities in which CLNS OP owned interests, as of December 31, 2017, ranging from 38% to 100%.
On January 18, 2018, the Combination was approved by the stockholders of NorthStar I and NorthStar II. The Combination closed on January 31, 2018 and the Company’s Class A common stock began trading on the NYSE on February 1, 2018 under the symbol “CLNC.”
In consideration for the contribution of the CLNS Contributed Portfolio, CLNS OP received approximately 44.4 million shares of the Company’s Class B-3 common stock (the “CLNC B-3 Common Stock”) and a subsidiary of CLNS OP received approximately 3.1 million common membership units in the Company’s operating company (“CLNC OP Units”). The CLNC B-3 Common Stock will automatically convert to Class A common stock of the Company on a one-for-one basis upon the close of trading on February 1, 2019. The CLNC OP Units are redeemable for cash, or at the Company’s election, the Company’s Class A common stock on a one-for-one basis. Subject to certain limited exceptions, CLNS OP has agreed that it and its affiliates will not make any transfers of the CLNC OP Units to non-affiliates of CLNS OP until the one year anniversary of the closing of the Combination, unless such transfer is approved by a majority of the Company’s board of directors, including a majority of the independent directors. In connection with the merger of NorthStar I and NorthStar II into the Company, their respective stockholders received shares of the Company’s Class A common stock based on pre-determined exchange ratios. Following the foregoing transaction, the Company contributed the CLNS Contributed Portfolio and the operating partnerships of NorthStar I and NorthStar II to the Company OP in exchange for ownership interests in the Company OP. Upon the closing of the Combination, CLNS OP and its affiliates, NorthStar I stockholders and NorthStar II stockholders each owned approximately 37%, 32% and 31%, respectively, of the Company on a fully diluted basis.
3. Significant Accounting Policies
Basis of presentation
The accompanying consolidated balance sheet has been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company’s sole subsidiary, the Company OP, is consolidated by the Company. All intercompany transactions have been eliminated.

Use of estimates
The preparation of the consolidated balance sheet in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated balance sheet. Actual results could differ from those estimates.
Cash and Cash Equivalents
Short-term, highly liquid investments with original maturities of three months or less are considered to be cash equivalents. The Company did not have any cash equivalents at December 31, 2017. The Company’s cash is held with major financial institutions and may at times exceed federally insured limits.
Underwriting commissions and costs
Underwriting commissions and costs to be incurred in connection with the Company’s common share offerings will be reflected as a reduction of additional paid-in capital.
Organization and offering costs
Costs incurred to organize the Company will be expensed as incurred.
4. Commitments and Contingencies
As of December 31, 2017, Colony NorthStar had incurred approximately $2.3 million of costs related to the organization of the Company and the Combination. Contingent upon successful completion of the Combination, the Company will reimburse Colony NorthStar for these and other costs.
5. Subsequent Events
Combination Agreement
On January 18, 2018, the Combination was approved by the stockholders of NorthStar I and NorthStar II. The Combination closed on January 31, 2018 and the Company’s Class A common stock began trading on the NYSE on February 1, 2018 under the symbol “CLNC.” Upon closing of the Combination, CLNS OP and its affiliates, NorthStar I stockholders and NorthStar II stockholders each own approximately 37%, 32% and 31%, respectively, of the Company on a fully diluted basis. Refer to Note 2, “Formation of the Company.”
Common Stock Repurchases
The Company’s board of directors has authorized a stock repurchase program, under which the Company may repurchase up to $300 million of its outstanding Class A common stock until March 19, 2019.
Dividends
On February 23, 2018, the Company’s board of directors declared its monthly cash dividend of $0.145 per share of Class A and Class B-3 common stock for the month ended February 28, 2018. The common stock dividend was paid on March 16, 2018 to stockholders of record on March 8, 2018. On March 15, 2018, the Company’s board of directors declared a monthly cash dividend of $0.145 per share of Class A common stock and Class B-3 common stock for the monthly period ending March 31, 2018. The common stock dividend will be paid on April 10, 2018 to stockholders of record on March 29, 2018. These dividends represent an annualized dividend of $1.74 per share of Class A and Class B-3 common stock.
Revolving Credit Facility
On February 1, 2018, the Company entered into a Credit Agreement (“Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, and several lenders which agreed to provide a revolving credit facility in the aggregate principal amount of up to $400.0 million. Advances under the Credit Agreement accrue interest at a per annum rate equal to, at the Company’s election, either a LIBOR rate plus a margin of 2.25%, or a base rate determined according to a prime rate or federal funds rate plus a margin of 1.25%. The ability to borrow new amounts under the Credit Agreement terminates on February 1, 2022, with two additional six month extensions available subject to terms and conditions in the Credit Agreement.